State of Delaware Seaetary of State
Division of Corporations Delivertd
12:24 PM ll109ll016 Fll,ED 12:24 P~'I
11109 016 SR 20166560368 -File
;Iiumber 6208650
CERTIFICATE OF INCORPORATION OF Atlis
Motor Vehicles Inc.
F1RST: The name of the corporation is:
Atlis Motor Vehicles Inc.
SECOND: Its registered office in the
State ofDelaware is located at 16192
Coastal Highway, Lewes, Delaware
19958, County of Sussex. The
registered agent in charge thereof is
Harvard Business Services, Inc.
THIRD: The purpose of the corporation
is to engage in any lawful activity
for which corporations may be
organized under the General
Corporation Law ofDelaware. FOURTH:
The total number of shares of stock
which the corporation is authorized to
issue is 10,000,000 shares having a
par value of$0.000100 per share.
FIFTH: The business and affairs of the
corporation sbalJ be managed by or
under the direction of the board of
directors, and the directors need not
be elected by ballot unless required
by the bylaws ofthe corporation.
SIXTH: This corporation shall be
perpetual unless otherwise decided by
a majority of the Board ofDirectors.
SEVENTH: In furtherance and not in
limitation of the powers conferred by
the laws of Delaware, the board
ofdirectors is authorized to amend or
repeal the bylaws. EIGHTH: The
corporation reserves the right to
amend or repeal any provision in this
Certificate oflncorporation in the
manner prescribed by the laws
ofDelaware. NINTH: The incorporator is
Harvard Business Services, Inc., whose
mailing address is 16192 Coastal
Highway, Lewes, DE 19958.
TENTH: To the fullest extent permitted
by the Delaware General Corporation
Law a director of this corporation
shall not be liable to the corporation
or its stockholders for monetary
damages for breach offiduciary duty as
a director.
I, the undersigned, for the purpose of
forming a corporation under the laws
of the State of Delaware do make and
file this certificate, and do certify
that the facts herein stated are true;
and have accordingly signed below,
this November 09, 2016.
Signed and Attested to by·
<;{~ud If.~.::P::::-
Harvard Business Services, Inc.,
lncorporator
By: Richard H. Bell, II, President
12

STATEMENT OF INCORPORATOR
************************* IN LIEU OF
ORGANIZATIONAL MEETING FOR Atlis Motor
Vehicles Inc. November 9, 2016
We, Harvard Business Services, Inc.,
the incorporator of Atlis Motor
Vehicles Inc. --a Delaware Corporation
--hereby adopt the following
resolution pursuant to Section 108
oftl1e General Corporation Law of
Delaware:
Resolved: That the certificate
ofincorporation ofAtlis Motor Vehicles
Inc. was filed witl1 the Secretaiy of
State ofDelawai·e on November
9, 2016.
Resolved: That on November 9, 2016
tl1e following persons were appointed
as the initial Directors oftl1e
Corporation until their successors
ai·e elected and qualify:
Mark A Hanchett
Resolved: That tl1e bylaws included
with tllis resolution ai·e the
initial bylaws approved by the
incorporator.
Resolved: That tl1e Secretai·y
of the Company is hereby authorized
and directed to execute a certificate
of adoption ofthe bylaws or repeal the
initial bylaws and create a custom set
of bylaws to be adopted and approved
by the di.rectors.
Resolved: The powers of this
incorporator are hereby terminated,
and saidincorporator shall no longer
be considered a pait of the body
corporate of the above nained
corporation.
This resolution shall be filed in tl1e
minute book of tl1e company.

HARV ARD BUSINESS SERVICES, INC.,
Incorporator By: Richard H. Bell,
President
*** This document is not pmt of the
public record. Keep it in a safe
place. ***
13